UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2012 (February 8, 2012)

HCA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11239	27-3865930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Park Plaza, Nashville, Tennessee		37203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 344-9551

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Stock Appreciation Rights

On February 8, 2012, a subcommittee of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of HCA Holdings, Inc., a Delaware corporation (the “Company”), approved the award of stock appreciation rights to the following named executive officers of the Company. Below is the number of stock appreciation rights awarded to these individuals:

Name	Title	Stock Appreciation Rights
Richard M. Bracken	Chairman of the Board and Chief Executive Officer	900,000
R. Milton Johnson	President and Chief Financial Officer	425,000
Samuel N. Hazen	President – Operations	250,000
William P. Rutledge	President – Central Group	75,000

The stock appreciation rights have a base price equal to $28.97 per share, the closing market price for the Company’s Common Stock on the New York Stock Exchange on the date of grant, and expire ten years from the date of grant. Half of the stock appreciation rights granted are time-based, with 25% vesting on each of the first four anniversaries of the grant date, while the other half are EBITDA performance-based, with up to 25% vesting at the end of each of fiscal years 2012, 2013, 2014 and 2015 upon the Committee’s determination of the extent to which certain EBITDA performance targets have been met for the applicable fiscal year. The stock appreciation rights will be settled in shares of the Company’s common stock. The stock appreciation rights, which were awarded pursuant to the 2006 Stock Incentive Plan for Key Employees of HCA Holdings, Inc. and its Affiliates, as Amended and Restated (the “Plan”), vest and become exercisable upon the occurrence of a change in control, as defined in the stock appreciation rights award agreement, to the extent they have not been previously forfeited. Each recipient’s stock appreciation right award agreement contains provisions dealing with, among other things, (i) the effect, on the award, of the termination of the grantee’s service as an employee of the Company whether by retirement, disability, death, or voluntary or involuntary termination; (ii) the stock appreciation rights’ transferability; and (iii) the manner in which the grantee can exercise the stock appreciation rights.

The form of stock appreciation rights agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Director Restricted Stock Unit Grant

On December 28, 2011, the Company announced the election of Wayne J. Riley, M.D. to the Board. In connection with Dr. Riley’s election, on February 8, 2012 the Board approved the grant of 6,615 restricted stock units to Dr. Riley pursuant to the Plan, consisting of an initial award of 5,177 restricted stock units and a pro-rated annual award of 1,438 restricted stock units. The restricted stock units were granted pursuant to form of award agreements which are filed herewith as Exhibits 10.2 and 10.3 and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

10.1	Form of Stock Appreciation Right Award Agreement Under the 2006 Stock Incentive Plan for Key Employees of HCA Holdings, Inc. and its Affiliates, as Amended and Restated.

10.2	Form of Director Restricted Share Unit Agreement (Initial Award) Under the 2006 Stock Incentive Plan for Key Employees of HCA Holdings, Inc. and its Affiliates, as Amended and Restated.

10.3	Form of Director Restricted Share Unit Agreement (Annual Award) Under the 2006 Stock Incentive Plan for Key Employees of HCA Holdings, Inc. and its Affiliates, as Amended and Restated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA HOLDINGS, INC.

/s/ John M. Franck II
John M. Franck II
Vice President – Legal & Corporate Secretary

Date: February 14, 2012

EXHIBIT INDEX

10.1	Form of Stock Appreciation Right Award Agreement Under the 2006 Stock Incentive Plan for Key Employees of HCA Holdings, Inc. and its Affiliates, as Amended and Restated.

10.2	Form of Director Restricted Share Unit Agreement (Initial Award) Under the 2006 Stock Incentive Plan for Key Employees of HCA Holdings, Inc. and its Affiliates, as Amended and Restated.

10.3	Form of Director Restricted Share Unit Agreement (Annual Award) Under the 2006 Stock Incentive Plan for Key Employees of HCA Holdings, Inc. and its Affiliates, as Amended and Restated.